Exhibit 99.1

UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF COLUMBIA

UNITED STATES OF AMERICA, Plaintiff, v. ANHEUSER-BUSCH InBEV SA/NV, et al., Defendants.	Civil Action No. 13-127 (RWR) Judge Richard W. Roberts

STIPULATION AND ORDER

It is hereby stipulated and agreed by and between the undersigned parties, subject to approval and entry by the Court, that:

I.

DEFINITIONS

As used in this Stipulation and Order:

A.        “ABI” means Anheuser-Busch InBev SA/NV, its domestic and foreign parents, predecessors, divisions, subsidiaries, affiliates, partnerships and joint ventures (excluding Crown, and also excluding, prior to the completion of the Transaction, Modelo), and all directors, officers, employees, agents, and representatives of the foregoing. The terms “parent,” “subsidiary,” “affiliate,” and “joint venture” refer to any person in which there is majority (greater than 50 percent) or total ownership or control between the company and any other person.

B.        “ABI-Owned Distributor” means any Distributor in which ABI owns more than 50 percent of the outstanding equity interests.

C.        “Acquirer” means

1.	Constellation; or

2.	an alternative purchaser of the Divestiture Assets selected pursuant to the procedures set forth in the Final Judgment.

D.        “Beer” means any fermented alcoholic beverage that (1) is composed in part of water, a type of starch, yeast, and a flavoring and (2) has undergone the process of brewing.

E.        “Brewery Assets” means the assets, rights and interests to be transferred by the Stock Purchase Agreement.

F.        “Brewery Companies” means (1) Compañia Cervecera de Coahuila S.A. de C.V., a subsidiary of Modelo with its headquarters in Coahuila, Mexico, and (2) Servicios Modelo de Coahuila, S.A. de C.V., a subsidiary of Modelo with its headquarters in Coahuila, Mexico.

G.        “Constellation” means Constellation Brands, Inc., its domestic and foreign parents, predecessors, divisions, subsidiaries, affiliates, partnerships and joint ventures, and all directors, officers, employees, agents, and representatives of the foregoing, except that, for the purposes of this Stipulation and Order, “Constellation” shall not include Crown. The terms “parent,” “subsidiary,” “affiliate,” and “joint venture” refer to any person in which there is majority (greater than 50 percent) or total ownership or control between the company and any other person.

H.        “Crown” means Crown Imports, LLC, the joint venture between Constellation and Modelo that is in the business of importing Modelo Brand Beer into the United States, or any successor thereto.

I.        “Defendants” means ABI, Modelo, and Constellation, and any successor or assignee to all or substantially all of the business or assets of ABI, Modelo, or Constellation involved in the brewing of Beer.

J.        “Divestiture Assets” means all tangible and intangible assets, rights and interests necessary to effectuate the purposes of the Final Judgment, as specified by the following agreements attached hereto and labeled as Exhibit A to the proposed Final Judgment: the Stock Purchase Agreement (including the exhibits thereto) and the MIPA (including the exhibits thereto). In addition:

1.	In the event that the Acquirer is a buyer other than Constellation, the Divestiture Assets shall also include the Entire Importer Interest, pursuant to ABI’s Drag-Along Right to require Constellation to divest such interest, and subject to Constellation’s right to receive compensation in the event of such divestiture, as set forth in Section 12.5 of the MIPA, attached to the proposed Final Judgment as Exhibit A; and

a.

in the event that a Divestiture Trustee is appointed, the Divestiture Trustee may, with the consent of the United States pursuant to Section IV.J of the proposed Final Judgment: include in the Divestiture Assets any additional assets, including tangible assets as well as intellectual property interests and other intangible interests or assets that extend beyond the United States, if the

Divestiture Trustee finds the inclusion of such assets necessary to enable the Acquirer to expand the Piedras Negras Brewery to a Nominal Capacity of at least twenty (20) million hectoliters of packaged Beer per year, or to remedy any breach that the Monitoring Trustee has identified pursuant to Section VIII.B.3 of the proposed Final Judgment; or

b.	remove from the divestiture package any assets that are not needed by the Acquirer to accomplish the purposes of the Final Judgment, if such removal will facilitate the divestiture of Modelo’s United States Beer business as contemplated by the Final Judgment.

K.        “Divested IP Assets” means the assets, rights, and interests to be transferred by the Amended and Restated Sub-License Agreement between Marcas Modelo, S.A. de C.V. and Constellation, attached as Exhibit A to the Stock Purchase Agreement.

L.        “Drag-Along Right” means ABI’s right, as defined in Section 12.5(b) of the MIPA, to require Constellation to divest Constellation’s interest in Crown in the event Constellation is not the Acquirer.

M.        “Entire Importer Interest” means Constellation’s present interest in Crown, as defined in Section 12.5(b) of the MIPA.

N.        “Interim Supply Agreement” means:

1.	the form of agreement between Modelo and Crown, attached as Exhibit A to the MIPA; or

2.	in the event the Divestiture Assets are sold to an Acquirer other than Constellation, an agreement between Sellers and the Acquirer to provide the same types of services under substantially similar terms as provided in Exhibit A to the MIPA, subject to approval by the United States in its sole discretion.

O.        “Joint Venture” means the joint venture established by Modelo and Constellation to import Modelo’s beers into the United States, and any and all agreements and amendments between Constellation and Modelo related to the formation and governance of said joint venture.

P.        “MIPA” means the Amended and Restated Membership Interest Purchase Agreement among Constellation Beers, Ltd., Constellation Brands Beach Holdings, Inc., Constellation Brands, Inc., and Anheuser-Busch InBev SA/NV dated February 13, 2013, as amended on April 19, 2013, and attached as Exhibit A to the proposed Final Judgment.

Q.        “Modelo” means Grupo Modelo, S.A.B. de C.V., its domestic and foreign parents, predecessors, divisions, subsidiaries, affiliates, partnerships and joint ventures (excluding Crown and the entities listed on Exhibit B to the proposed Final Judgment); and all directors, officers, employees, agents, and representatives of the foregoing. The terms “parent,” “subsidiary,” “affiliate,” and “joint venture” refer to any person in which there is majority (greater than 50 percent) or total ownership or control between the company and any other person.

R.        “Modelo Brand Beer” means any Beer SKU that is part of the Divestiture Assets, and any Beer SKU that may become subject to the agreements giving effect to the divestitures required by Sections IV or VI of the proposed Final Judgment.

S.        “Nominal Capacity” means a brewery’s annual production capacity for packaged Beer, if the brewery were operated at 100% capacity.

T.        “Piedras Negras Brewery” means all the land and all existing structures, buildings, plants, infrastructure, equipment, fixed assets, inventory, tooling, personal property, titles, leases, office furniture, materials, supplies, and other tangible property located in Nava, Coahuila, Mexico and owned by the Brewery Companies.

U.        “Sellers” means ABI and Modelo.

V.        “Stock Purchase Agreement” means the Stock Purchase Agreement between ABI and Constellation dated February 13, 2013, as amended on April 19, 2013, and attached as Exhibit A to the proposed Final Judgment.

W.        “Transaction” means ABI’s proposed acquisition of the remainder of Modelo.

X.        “Transition Services Agreement” means:

1.	the form of agreement between ABI and Constellation attached as Exhibit B to the Stock Purchase Agreement; or

2.	in the event the Divestiture Assets are sold to an Acquirer other than Constellation, an agreement between Sellers and such Acquirer to provide the same types of services under substantially similar terms as provided in Exhibit B to the Stock Purchase Agreement, subject to approval by the United States in its sole discretion.

II.

OBJECTIVES

A.        The proposed Final Judgment filed in this case is meant to ensure Sellers’ prompt divestiture of the Divestiture Assets to Constellation (or other Acquirer), and the necessary and appropriate build-out and capacity expansion of the Piedras Negras Brewery by the Acquirer, for the purpose of establishing a viable competitor in the brewing and sale of Beer. If approved by the Court, the proposed Final Judgment would fully resolve the United States’ claims in this antitrust lawsuit, which sought to enjoin the acquisition by Defendant ABI of the remainder of Defendant Modelo that it does not already own. Under the parties’ proposed settlement and Final Judgment, Constellation would acquire from Sellers the Divestiture Assets designed to allow Constellation to compete in the United States market as an integrated brewer, importer, and distributor of Modelo Brand Beers.1

B.        Central to the relief offered by the proposed Final Judgment is the requirement that Constellation (or other Acquirer) undertake certain actions to improve and expand the divested Brewery Assets, in order to render them sufficient to achieve the competitive objectives of the proposed Final Judgment. Constellation has agreed and wishes to be bound by the Final Judgment as a party-defendant, entry of which is contingent on Constellation’s joinder. Constellation shares an interest in the resolution of this litigation and the relief contemplated by the proposed Final Judgment, and shares common issues of law and fact with the other Defendants, such that joinder is proper under Rule 20(a) of the Federal Rules of Civil Procedure.

C.        This Stipulation and Order ensures that the relief afforded in the proposed Final Judgment will be effective, by: (1) prior to the proposed divestitures, ensuring that the Divestiture Assets remain independent, economically viable, and ongoing business concerns that will remain independent of Defendants and uninfluenced by Defendants except as specifically permitted herein, and that competition is maintained during the pendency of the ordered divestitures; and by (2) ensuring that all Defendants, including Constellation, will be bound by

1 In the event that Constellation fails to complete the acquisition of the Divestiture Assets to which it has committed in the MIPA and the Stock Purchase Agreement, the Divestiture Assets would be sold to another Acquirer for the purpose of competing in the United States market as a brewer, importer, and distributor of Modelo Brand Beer.

the terms of the proposed Final Judgment during the settlement approval process that will occur under the Antitrust Procedures and Penalties Act, 15 U.S.C. § 16(b)-(h) (the “APPA”).

III.

JURISDICTION AND VENUE

This Court has jurisdiction over the subject matter of, and each of the parties to, this action. The Complaint states a claim upon which relief may be granted against Defendants ABI and Modelo under Section 7 of the Clayton Act, as amended (15 U.S.C. § 18). Pursuant to Section V of this Stipulation and Order filed simultaneously with the proposed Final Judgment, Constellation has consented to this Court’s exercise of personal jurisdiction over it. Venue of this action is proper in the United States District Court for the District of Columbia.

IV.

COMPLIANCE WITH AND ENTRY OF PROPOSED FINAL JUDGMENT

A.        The parties stipulate that a proposed Final Judgment in the form filed simultaneously with this Stipulation and Order may be filed with and entered by the Court, upon the motion of any party or upon the Court’s own motion, at any time after compliance with the requirements of the APPA, and without further notice to any party or other proceedings, provided that the United States has not withdrawn its consent, which it may do at any time before the entry of the proposed Final Judgment by serving notice thereof on Defendants and by filing that notice with the Court. Defendants agree to arrange, at their expense, publication as quickly as possible of the newspaper notice required by the APPA, which shall be drafted by the United States in its sole discretion. The publication shall be arranged no later than three (3) business days after Defendants’ receipt from the United States of the text of the notice and the identity of the newspaper within which the publication shall be made. Defendants shall promptly send to the

United States (1) confirmation that publication of the newspaper notice has been arranged, and (2) the certification of the publication prepared by the newspaper within which the notice was published.

B.        Defendants shall abide by and comply with the provisions of the proposed Final Judgment, pending the proposed Final Judgment’s entry by the Court, or until expiration of time for all appeals of any Court ruling declining entry of the proposed Final Judgment, and shall, from the date of the signing of this Stipulation and Order by the parties, comply with all the terms and provisions of the proposed Final Judgment. The United States shall have the full rights and enforcement powers in the proposed Final Judgment, including Section XIV, as though the same were in full force and effect as the Final order of the Court.

C.        Defendants shall not consummate the Transaction sought to be enjoined by the Complaint herein before the Court has signed this Stipulation and Order.

D.        This Stipulation and Order shall apply with equal force and effect to any amended proposed Final Judgment agreed upon in writing by the parties and submitted to the Court.

E.        In the event (1) the United States has withdrawn its consent, as provided in Section IV.A above, or (2) the proposed Final Judgment is not entered pursuant to this Stipulation, the time has expired for all appeals of any Court ruling declining entry of the proposed Final Judgment, and the Court has not otherwise ordered continued compliance with the terms and provisions of the proposed Final Judgment, then the parties are released from all further obligations under this Stipulation and Order, and the making of this Stipulation and Order shall be without prejudice to any party in this or any other proceeding.

F.        Defendants represent that the divestitures and the build-out and capacity expansion of the Piedras Negras Brewery ordered in the proposed Final Judgment can be, and

Constellation represents that it will be done. Defendants will later raise no claim of mistake, hardship or difficulty of compliance as grounds for asking the Court to modify any of the provisions contained therein.

V.

JOINDER OF CONSTELLATION AS A DEFENDANT

It is hereby stipulated and agreed by and between Plaintiff, Sellers, and Constellation that, upon approval and entry by the Court, Constellation Brands, Inc. be added as a defendant in this action for purposes of settlement and for entry of the proposed Final Judgment. Constellation Brands, Inc.’s Motion to Intervene, filed on February 7, 2013 (Dkt. 13), is hereby deemed withdrawn without prejudice.

VI.

HOLD SEPARATE AND PRESERVATION OBLIGATIONS

Until the divestitures required by the proposed Final Judgment have been accomplished:

A.        During the period between entry of the Stipulation and Order and the completion of the Transaction, (i) Modelo, without influence from ABI, shall continue to manage and operate the Brewery Assets and Divested IP Assets in accordance with past practice and shall do nothing that would impair, delay, or prevent their sale, or the build-out and capacity expansion of the Piedras Negras Brewery by Constellation or another Acquirer, in accordance with the proposed Final Judgment, and (ii) Modelo and Constellation, each without influence by ABI, shall continue to manage Crown in accordance with past practice, and shall do nothing that would impair, delay, or prevent the sale of Crown in accordance with the proposed Final Judgment. Defendants shall ensure that the books, records, competitively sensitive sales, marketing, and pricing information, and decision-making associated with the Brewery Assets,

Divested IP Assets, and Crown will not be disclosed to or shared in any way with ABI; provided, however, that Crown may share with an ABI-Owned Distributor information consistent with past practice and necessary for the sale of Modelo Brand Beer by that ABI-Owned Distributor. ABI shall implement and maintain reasonable procedures to prevent the further disclosure of such information by the ABI-Owned Distributor to any person who does not have a need to know the information for that purpose.

B.        Within ten (10) days after the completion of the Transaction, Defendants shall take all reasonable steps necessary to ensure that, as further set forth in Sections VI - IX, (1) the Brewery Assets, Divested IP Assets, and Crown, respectively, will be maintained and operated as independent, ongoing and economically viable assets; (2) management will be provided for the Brewery Assets, Divested IP Assets, and Crown (including the Crown Board of Directors) that is separate from the management of ABI’s other operations; (3) the management of the Brewery Assets, Divested IP Assets, and Crown will not be influenced by ABI; and (4) the books, records, competitively sensitive sales, marketing and pricing information, and decision-making associated with the Brewery Assets, Divested IP Assets, and Crown will be kept separate and apart from ABI’s other operations; provided, however, that Crown may share with an ABI-Owned Distributor information consistent with past practice and necessary for the sale of Modelo Brand Beer by that ABI-Owned Distributor. ABI shall treat any information so received in accordance with the last sentence of Section VI.A herein. Within twenty (20) days after the completion of the Transaction, Defendants will inform the United States of the steps Defendants have taken to comply with this Stipulation and Order.

C.        The obligations in Paragraphs D through J below shall take effect upon the entry of this Stipulation and Order.

D.        Defendants shall use all reasonable efforts to maintain and increase the sales, revenues, shelf-space, and distribution in the United States of Modelo Brand Beer, and shall maintain at calendar year 2012 or previously approved levels for calendar year 2013, whichever are higher, internal research and development funding, promotional, advertising, sales, technical assistance, marketing and merchandising support for Modelo Brand Beer for consumption in the United States. Defendants shall also ensure that all plans and efforts to improve current products sold in the United States or to introduce new products for sale and consumption in the United States using the Brewery Assets, Divested IP Assets, and Crown are continued.

E.        Defendants shall not coordinate the pricing, sale, marketing, distribution, operation, production, or any other component of the operation or management of the Brewery Assets, the Divested IP Assets, or Crown with any of ABI’s operations or products, except to the extent such coordination would occur pursuant to the Sub-License Agreement, Transition Services Agreement, or Interim Supply Agreement, or as required by the MIPA or the Stock Purchase Agreement. For the purpose of this Paragraph, Crown’s sales of Beer to an ABI-Owned Distributor, and the communications necessary to such sales and consistent with past practice, shall not constitute coordination, provided ABI has implemented the procedures set forth in Paragraph VI.A.

F.        Defendants shall use their best efforts to preserve existing relationships with each of the suppliers, distributors, wholesalers, customers and other business entities related to the manufacture, importation, distribution, marketing, and sale of Modelo Brand Beer for consumption in the United States, in the ordinary course of business and in accordance with past practice.

G.        Defendants shall not, except as part of a divestiture approved by the United States in accordance with the terms of the proposed Final Judgment, remove, sell, lease, assign, transfer, pledge or otherwise dispose of any of the Brewery Assets, Divested IP Assets, or Crown, other than the sale of Beer inventory.

H.        Defendants shall maintain, in accordance with sound accounting principles, separate, accurate, and complete financial ledgers, books and records that report on a periodic basis, such as the last business day of every month, consistent with past practices, the assets, liabilities, expenses, revenues and income of the Brewery Assets, Divested IP Assets, and Crown.

I.        Defendants shall take no action that would jeopardize, delay, or impede the sale of the Brewery Assets, Divested IP Assets, and Crown, or the build-out and capacity expansion of the Piedras Negras Brewery by Constellation or another Acquirer, in accordance with the proposed Final Judgment.

J.        Defendants shall take no action that would interfere with the ability of any trustee appointed pursuant to the proposed Final Judgment to complete the divestitures pursuant to the proposed Final Judgment to an Acquirer acceptable to the United States.

VII.

ADDITIONAL HOLD SEPARATE AND PRESERVATION OBLIGATIONS WITH

RESPECT TO THE BREWERY ASSETS

Until the divestitures required by the proposed Final Judgment have been accomplished:

A.        Prior to the completion of the Transaction, Modelo shall manage and operate the Brewery Assets consistent with the requirements of Section VI.A.

B.        After the completion of the Transaction and subject to the approval of the United States in its sole discretion, Sellers shall appoint a person or persons to oversee the Brewery

Assets who will be responsible for Sellers’ compliance with this Stipulation and Order with respect to such assets. Such person or persons shall have complete managerial responsibility for the Brewery Assets, subject to the provisions of the proposed Final Judgment. In the event such person or persons are unable to perform their duties, Sellers shall appoint, subject to the approval of the United States in its sole discretion, a replacement within ten (10) working days. Should Sellers fail to appoint a replacement acceptable to the United States within this time period, the United States shall appoint a replacement.

C.        The obligations in Paragraphs D through G below shall take effect upon the entry of this Stipulation and Order.

D.        Sellers shall take all steps necessary to assure that the Brewery Assets are maintained as separate, distinct, and saleable assets, apart from other assets of Sellers. Sellers shall preserve the documents, books, and records relating to the Brewery Assets until the date of divestiture.

E.        Sellers shall take all steps necessary to ensure that the Brewery Assets are fully maintained in operable condition at no less than their current Nominal Capacity and shall maintain and adhere to normal repair and maintenance schedules for such assets.

F.        Sellers shall provide sufficient working capital and lines and sources of credit to continue (1) to maintain the Brewery Assets as economically viable and competitive, ongoing facilities, and (2) to produce and sell Modelo Brand Beer to Crown for distribution, marketing and consumption in the United States at calendar year 2012 volumes or previously approved volumes for calendar year 2013, whichever are higher, consistent with the requirements of Sections VI.B, VI.D, and VII.D.

G.        Sellers’ employees assigned to the Brewery Assets shall not be transferred or reassigned to other areas within Sellers’ business, except for transfer bids initiated by employees pursuant to Sellers’ regular, established job posting policy. Sellers shall provide the United States with ten (10) calendar days notice of such transfer.

VIII.

ADDITIONAL HOLD SEPARATE AND PRESERVATION OBLIGATIONS WITH

RESPECT TO THE DIVESTED IP ASSETS

A.        Prior to the completion of the Transaction, Modelo shall manage and operate the Divested IP Assets consistent with the requirements of Section VI.A.

B.        After the completion of the Transaction, and subject to the approval of the United States in its sole discretion, Sellers shall appoint a person or persons to oversee the Divested IP Assets, and who will be responsible for Sellers’ compliance with this Stipulation and Order with respect to such assets. Such person or persons shall have complete managerial responsibility for the Divested IP Assets, subject to the provisions of the proposed Final Judgment. In the event such person or persons are unable to perform their duties, Sellers shall appoint, subject to the approval of the United States in its sole discretion, a replacement within ten (10) working days. Should Sellers fail to appoint a replacement acceptable to the United States within this time period, the United States shall appoint a replacement.

C.        Upon entry of this Stipulation and Order, Sellers shall take all steps necessary to preserve and maintain the value and goodwill of the Divested IP Assets.

IX.

ADDITIONAL HOLD SEPARATE AND PRESERVATION OBLIGATIONS WITH

RESPECT TO CROWN

Until the divestitures required by the proposed Final Judgment have been accomplished:

A.        Prior to the completion of the Transaction, Crown will continue to be operated in accordance with past practice. For the avoidance of doubt, Modelo will ensure that its managers and appointees to Crown’s Board of Directors will have no contact with, and will remain uninfluenced by, ABI regarding Crown during this period.

B.        After the completion of the Transaction, and subject to the approval of the United States in its sole discretion, Defendants shall appoint the President of Crown (the “President”) to oversee Crown’s day-to-day business, and shall maintain Crown (including its current President and Board of Directors) as an independent company uninfluenced by Modelo and Constellation in the conduct of its day-to-day business. Modelo’s and Constellation’s appointees to the Crown Board of Directors may continue to carry out their Board-level responsibilities and functions during this time subject to the other requirements of this Order, but Defendants shall continue to ensure that Modelo’s appointees to Crown’s Board of Directors shall have no communications with, nor be influenced by, ABI’s United States business. Defendants shall delegate to the President all authority necessary for the President to manage Crown in compliance with Defendants’ responsibilities under this Stipulation and Order and the proposed Final Judgment. The President shall have complete managerial responsibility for Crown’s day-to-day business, subject to the provisions of the proposed Final Judgment. In the event the President is unable to perform his or her duties, Defendants shall appoint, subject to the approval of the United States in its sole discretion, a replacement within ten (10) working days. Should Defendants fail to appoint a replacement acceptable to the United States within this time period, the United States shall appoint a replacement.

C.        The obligations in Paragraphs D through I below shall take effect upon the entry of this Stipulation and Order.

D.        Defendants shall preserve, maintain, and continue to operate Crown as an independent, ongoing, economically viable competitive business, with management, sales and operations of such assets held entirely separate, distinct and apart from those of Defendants’ other operations.

E.        ABI shall not influence or attempt to influence any operational or financial decision of Crown, and Sellers shall not obtain, directly or indirectly, any competitively sensitive information including, but not limited to, information relating to pricing, marketing, and sales of Modelo Brand Beer except (1) information that is clearly necessary for Sellers to comply with federal, state, or local laws and regulations, and (2) information that is clearly necessary for Defendants to carry out their obligations under the Joint Venture or under any agreement with Crown or Constellation, including without limitation agreements with ABI-Owned Distributors for the distribution of Modelo Brand Beer, the Transition Services Agreement and the Interim Supply Agreement.

F.        Defendants shall provide sufficient working capital and lines and sources of credit to continue (1) to maintain Crown as an economically viable and competitive, ongoing business, and (2) to continue to import, distribute, market, and sell Modelo Brand Beer for consumption in the United States at calendar year 2012 volumes or previously approved volumes for calendar year 2013, whichever are higher, consistent with the requirements of Sections VI.B, VI.D, and IX.D.

G.        Defendants shall take all steps necessary to ensure that tangible Crown assets are fully maintained in operable condition at no less than their current capacity and sales, and shall maintain and adhere to normal repair and maintenance schedules for such assets. Defendants shall take all steps necessary to preserve and maintain the value and goodwill of intangible Crown assets.

H.        Crown employees with primary responsibility for distribution, sale, marketing, promotion, and advertising shall not be transferred or reassigned to other areas within Crown’s business, or employed by Defendants, except for transfer bids initiated by employees pursuant to Crown’s or Defendants’ regular, established job posting policy. Defendants shall provide the United States with ten (10) calendar days notice of such transfer. Defendants shall otherwise make no offer of employment to any employee of Crown.

I.        In the event that it becomes apparent to Sellers that a sale of the Divestiture Assets to Constellation will not be completed, Sellers shall promptly notify the United States and the Court in writing of such, and shall provide a copy of the notice to Constellation. Upon receipt of such notice, Constellation shall undertake the obligations of Sellers or ABI, as the case may be, in this Section IX.

X.

DURATION OF HOLD SEPARATE AND

ASSET PRESERVATION OBLIGATIONS

Defendants’ obligations under Section VI, VII, VIII and IX of this Stipulation and Order shall remain in effect until (1) consummation of the divestitures required by the proposed Final Judgment or (2) until further order of the Court. If the United States voluntarily dismisses the Complaint in this matter, Defendants are released from all further obligations under this Stipulation and Order.

Dated: April 19, 2013

Respectfully submitted,

FOR PLAINTIFF	FOR DEFENDANT
UNITED STATES OF AMERICA	ANHEUSER-BUSCH InBEV SA/NV

/s/ Mary Strimel	/s/ Steven Sunshine
Mary N. Strimel (D.C. Bar No. 455303) United States Department of Justice Antitrust Division 450 5th Street, N.W., Suite 7100 Washington, D.C. 20530 Tel: (202) 616-5949 mary.strimel@usdoj.gov	Steven C. Sunshine (D.C. Bar No. 450078) SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP 1440 New York Avenue, N.W. Washington, DC 20005-2111 Tel: (202) 371-7000 steven.sunshine@skadden.com

Ian G. John (pro hac vice) SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP Four Times Square New York, NY 10024 Tel: (212) 735-3495 ian.john@skadden.com

FOR DEFENDANT GRUPO MODELO, S.A.B. de C.V.

/s/ R Stark
Richard J. Stark (USDC Bar No. MI0010) Yonatan Even (pro hac vice) CRAVATH, SWAINE & MOORE LLP, 825 Eighth Avenue New York, NY 10019-7475 (212) 474-1000 rstark@cravath.com yeven@cravath.com

FOR PROPOSED SETTLEMENT DEFENDANT CONSTELLATION BRANDS, INC.

/s/ Ray Jacobsen

Margaret H. Warner (D.C. Bar No. 359009)

Raymond A. Jacobsen (D.C. Bar. No. 913988)

Jon B. Dubrow (D.C. Bar No. 442479)

MCDERMOTT WILL & EMERY LLP

500 North Capitol Street, N.W.

Washington, D.C. 20001

Tel: (202) 756-8000

mwarner@mwe.com

rayjacobsen@mwe.com

jdubrow@mwe.com

ORDER

IT IS SO ORDERED by the Court, this            day of April, 2013.

Hon. Richard W. Roberts
United States District Judge